EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Fidelity National Financial, Inc.

     We consent to incorporation by reference in the Registration Statements (No. 33-11321, 333-103067, 33-32853, 33-15027, 33-34300, 33-45709, 33-45272, 33-15008, 33-56514, 33-64834, 33-64836, 33-83026, 33-61983, 333-32806, 333-48411, 333-61111, 333-64229, 333-52744, 333-89163, 333-83054,333-68690) of Fidelity National Financial, Inc. of our reports dated January 28, 2003, except as to Note P to the Consolidated Financial Statements, which is as of March 11, 2003, relating to the Consolidated Balance Sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 2002 and 2001 and the related Consolidated Statements of Earnings, Comprehensive Earnings, Stockholders’ Equity and Cash Flows and related schedules for each of the years in the three-year period ended December 31, 2002 which reports appear in the December 31, 2002 Annual Report on Form 10-K of Fidelity National Financial, Inc. Our reports refer to a change in the method of accounting for goodwill and other intangible assets after they have initially been recognized in the financial statements.

/s/ KPMG LLP

Los Angeles, California March 21, 2003